Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333‑82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, 333-187418, 333-202673, and 333-204739) on Form S-8 and the registration statement (No. 333-207417) on Form S-3 of Costco Wholesale Corporation of our reports dated October 11, 2016, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of August 28, 2016, and August 30, 2015, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the 52-week periods ended August 28, 2016, August 30, 2015 and August 31, 2014, and the effectiveness of internal control over financial reporting as of August 28, 2016, which reports appear in the August 28, 2016 annual report on Form 10‑K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington
October 11, 2016